Exhibit 10.17

THIS SECURITY AGREEMENT (the “Agreement”), dated  January 26, 2012, is made and granted by HEALTH ENHANCEMENT PRODUCTS, INC.., a Nevada corporation (the “Grantor”), to THE VENTURE GROUP LLC, a Maryland limited liability company, as Secured Party (the “Secured Party”).

PRELIMINARY STATEMENTS.

(1)

The Grantor and the Secured Party have entered into a Subscription Agreement as of the date hereof for the issuance by the Company of a Subordinated Convertible Promissory Note (the “Note”) in the principal amount of up to $500,000, $332,000 of which shall be funded on the date hereof, and the remaining $168,000 shall be funded by February 3, 2012 (the “ Agreement”).

(2)

Pursuant to the Agreement, the Grantor is entering into this Agreement in order to grant to the Secured Party a security interest in the Collateral (as hereinafter defined).

(3)

It is a condition to the funding provided by the Secured Party under the Agreement that the Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

(4)

Secured Party has executed that certain Intercreditor Agreement of even date herewith (“Intercreditor Agreement”) with Grantor and HEP Investments, LLC (“HEP”).

(5)

Further, unless otherwise defined in this Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9.  “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of Maryland; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Maryland, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to provide the funding under the Agreement, the Grantor hereby agrees with the Secured Party as follows:

Section 1.

Grant of Security

The Grantor hereby grants to the Secured Party a subordinated security interest in the Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a)

All “Accounts,” “Chattel Paper,” “Documents,” “Equipment,” “General  Intangibles,”  “Goods,” “Instruments” and “Inventory, as those terms are defined in the UCC.

(b)

the following intellectual property of the Company (collectively, the “Intellectual Property Collateral”):

(i)

all patents, including, without limitation the United States Patents listed on Schedule IV hereto, all patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (“Patents”);

(ii)

all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby (“Trademarks”);

(iii)

all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)

all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (“Computer Software”);

(v)

all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

(vi)

all registrations and applications for registration for any of the foregoing;

(vii)

all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto;

(viii)

all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which the Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, any agreements set forth in Schedule IV hereto (“IP Agreements”); and

(ix)

any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(a)

all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the Grantor pertaining to any of the Collateral; and

(b)

all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (c) of this Section 1 and this clause (d)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE SECURED PARTY ACKNOWLEDGES AND AGREES THAT THE SECURITY INTEREST GRANTED TO IT HEREUNDER IS SUBORDINATE IN ALL RESPECTS TO THE SECURITY INTEREST GRANTED TO HEP IN THE SECURITY AGREEMENTS DELIVERED BY GRANTOR TO HEP (“HEP SECURITY AGREEMENTS”), AND THAT ALL RIGHTS GRANTED TO THE SECURED PARTY ARE SUBJECT TO THE SECURITY INTEREST GRANTED TO HEP AND TO THE INTERECREDITOR AGREEMENT.

Section 2.

Security for Obligations

This Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Note, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations being the “Secured Obligations”).

Section 3.

Grantor Remains Liable

Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.

Representations and Warranties

The Grantor represents and warrants as follows:

(a)

The Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto.  The Grantor has only the trade names, domain names and marks listed on Schedule IV hereto.  The Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in Schedule I hereto.  The information set forth in Schedule I hereto with respect to the Grantor is true and accurate in all respects.  The Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

(b)

All of the Equipment of the Grantor is located at the places specified therefor in Schedule II hereto, as such Schedule II may be amended from time to time pursuant to Section 8(a).  Within the 5 years preceding the execution of this Agreement, the Grantor has not previously changed the location of its Equipment except as set forth in Schedule III hereto.

(c)

The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, claim, option or right of others, except for the security interest created under this Agreement and under those certain Security Agreements executed by Grantor in favor of HEP Investments, LLC dated December 1, 2011 (the “HEP Security Agreements”).  No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to the Loan Documents or in connection with the HEP Security Agreement.

(d)

The Grantor has exclusive possession and control of the Equipment.  In the case of Equipment located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment, (ii) issued any document for any of the Grantor’s Equipment, (iii) received notification of any secured party’s interest (other than the security interest granted hereunder or in connection with the HEP Security Agreements) in the Grantor’s Equipment or (iv) any lien, claim or charge (based on contract, statute or otherwise) on such Equipment.

(e)

All filings and other actions (including, without limitation, (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC  and (B) actions necessary to perfect the Secured Party’s security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of the Grantor created under this Agreement shall be made and be in full force and effect promptly after the closing contemplated by the Agreement, and this Agreement create in favor of the Secured Party a valid and, together with such filings and other actions, but subordinated security interest in the Collateral of the Grantor, securing the payment of the Secured Obligations.

(f)

Except as may be required or prohibited by the Intercreditor Agreement, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements shall be made and be in full force and effect promptly after the closing contemplated by the Agreement, and the recordation of the Intellectual Property Security Agreements referred to in Section 12(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which Agreements  shall be recorded and be in full force and effect promptly after the closing, or (iii) the exercise by the Secured Party of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(g)

As to itself and its Intellectual Property Collateral:

(i)

The operation of the Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

(ii)

The Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements and HEP Security Agreements.

(iii)

The Intellectual Property Collateral set forth on Schedule IV hereto includes all of the patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements owned by the Grantor.

(iv)

The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of the Grantor’s knowledge, is valid and enforceable.  The Grantor is not aware of any uses of any item of  Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

(v)

The Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in such jurisdictions where it deemed appropriate, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices.  The Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.

(vi)

No claim, action, suit, investigation, litigation or proceeding is pending against the Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, the Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement.  No Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor’s rights in or use thereof.  Except as set forth on Schedule IV hereto, the Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral.  The consummation of the transactions contemplated by the Agreement will not result in the termination or impairment of any of the Intellectual Property Collateral.

(vii)

With respect to each IP Agreement: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) the Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) the Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) the Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither the Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(viii)

To the best of the Grantor’s knowledge, (A) none of the Trade Secrets of the Grantor has been used, divulged, disclosed or appropriated to the detriment of the Grantor for the benefit of any other Person other than the Grantor; (B) no employee, independent contractor or agent of the Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of the Grantor; and (C) no employee, independent contractor or agent of the Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of the Grantor’s Intellectual Property Collateral.

(ix)

The Grantor and the Intellectual Property Collateral are not subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

Section 5.

Further Assurances

Subject in all cases to the Intercreditor Agreement, (a)  The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Grantor hereunder or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Grantor.  Without limiting the generality of the foregoing, the Grantor will (i) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may reasonably be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Grantor hereunder; (ii) take all reasonable action to ensure that the Secured Party’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; and (iii) deliver to the Secured Party evidence that all other action that the Secured Party may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Grantor under this Agreement has been taken.

(a)

The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Grantor, in each case without the signature of the Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.  The Grantor ratifies its authorization for the Secured Party to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(b)

The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral of the Grantor and such other reports in connection with such Collateral as the Secured Party may reasonably request, all in reasonable detail.

(c)

Subject in all cases to the Intercreditor Agreement, the Grantor will furnish to the Secured Party on or prior to the fifth anniversary of the date hereof (but not more than six months prior thereto), an opinion of counsel, from outside counsel reasonably satisfactory to the Secured Party, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including, without limitation, action necessary to (i) give the Secured Party control over the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (ii)  cause the security interest in any Collateral evidenced by a certificate of ownership to be noted on such certificate of ownership) to perfect continuously from the date hereof the security interest granted hereunder.

Section 6.

As to Equipment

(a)

The Grantor will keep the Equipment at the places therefor specified in Section 4(b) or, upon 30 days’ prior written notice to the Secured Party, at such other places designated by the Grantor in such notice.  Upon the giving of such notice, Schedule II shall be automatically amended to add any new locations specified in the notice.

(b)

The Grantor will cause the Equipment of the Grantor to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer’s manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  The Grantor will promptly furnish to the Secured Party a statement respecting any loss or damage to any of the Equipment of the Grantor.

(c)

The Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment of the Grantor.

Section 7.

Post-Closing Changes; Bailees

(a)

The Grantor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) of this Agreement without first giving at least 30 days’ prior written notice to the Secured Party and taking all action required by the Secured Party for the purpose of perfecting or protecting the security interest granted by this Agreement.  The Grantor will not change the location of the Equipment from the locations therefor specified in Sections 4(a) and 4(b) without first giving the Secured Party 30 days’ prior written notice of such change.  The Grantor will not become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without giving the Secured Party 30 days’ prior written notice thereof and taking all action required by the Secured Party to ensure that the perfection and first priority nature of the Secured Party’s security interest in the Collateral will be maintained.  The Grantor will hold and preserve its records relating to the Collateral and will permit representatives of the Secured Party upon reasonable notice at any time during normal business hours to inspect and make abstracts from such records and other documents.  If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Secured Party of such organizational identification number.

(b)

If any Collateral of the Grantor is at any time in the possession or control of a warehouseman, bailee or agent, or if the Secured Party so requests the Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold, subject to the Intercreditor Agreement, all such Collateral solely for the Secured Party’s account subject only to the Secured Party’s instructions (which shall permit such Collateral to be removed by the Grantor in the ordinary course of business until the Secured Party notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use best efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Secured Party’s benefit subject to the Intercreditor Agreement and shall act solely on the instructions of the Secured Party without the further consent of the Grantor or any other Person except for HEP, and (iv) make such authenticated record available to the Secured Party.

Section 8.

Reserved.

Section 9.

As to Intellectual Property Collateral

(a)

With respect to each item of its Intellectual Property Collateral, the Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, as it deems appropriate and (ii) pursue as it deems appropriate the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of the Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.  The Grantor shall take all steps which it deems reasonable and appropriate under the circumstances to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

(b)

With respect to its Intellectual Property Collateral, the Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance satisfactory to the Secured Party (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Secured Party in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

(c)

The Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(b) that is not on the date hereof a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto.  The Grantor shall give prompt written notice to the Secured Party identifying the After-Acquired Intellectual Property, and the Grantor shall execute and deliver to the Secured Party with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Secured Party (an “IP Security Agreement Supplement”) covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

Section 10.

Transfers and Other Liens

The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, except in the ordinary course of its business, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of the Grantor except for the pledge, assignment and security interest created under this Agreement and the HEP Security Agreements.

Section 11.

Reserved

Section 12.

Secured Party May Perform

Subject to the Intercreditor Agreement, if the Grantor fails to perform any agreement contained herein, the Secured Party may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor under Section 15.

Section 13.

The Secured Party’s Duties

Subject in all cases to the Intercreditor Agreement:

The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.  The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(a)

Anything contained herein to the contrary notwithstanding, the Secured Party may from time to time, when the Secured Party deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Secured Party hereunder with respect to all or any part of the Collateral.  In the event that the Secured Party so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Secured Party, as security for the Secured Obligations of the Grantor, (ii) such Subagent shall automatically be vested, in addition to the Secured Party, with all rights, powers, privileges, interests and remedies of the Secured Party hereunder with respect to such Collateral, and (iii) the term “Secured Party,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Secured Party with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Secured Party.

Section 14.

Remedies

Subject always to the rights and remedies of HEP Investments, LLC under the HEP Security Agreements and subject to the Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:

(a)

The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, subject to compliance with applicable laws:  (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place and time to be designated by the Secured Party that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable; (iii) occupy any premises owned or leased by the Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, any and all rights of the Grantor to exercise all other rights and remedies with respect to the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.  The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)

Any cash held by or on behalf of the Secured Party and all cash proceeds received by or on behalf of the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to Section 17) in whole or in part by the Secured Party against, all or any part of the Secured Obligations.  Any surplus of such cash or cash proceeds held by or on the behalf of the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c)

All payments received by the Grantor in respect of the Collateral and outside the ordinary course of Grantor’s business shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement).

(d)

In the event of any sale or other disposition of any of the Intellectual Property Collateral of the Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and the Grantor shall supply to the Secured Party or its designee the Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and the Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of the Grantor.

(e)

Notwithstanding anything to the contrary in this Section, the remedies of the Lender hereunder shall be limited to the realization and application to the payment of the Secured Obligations of amounts of cash not to exceed in the aggregate $500,000 in principal amount of Note plus interest, default interest, penalties, fees or other amounts payable in respect of such Note, or any interest, default interest, penalties, fees or other amounts arising in connection therewith.

Section 15.

Indemnity and Expenses

(a)

The Grantor agrees to indemnify, defend and save and hold harmless the Secured Party and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from a material breach by the Company of its obligations under this Agreement.

(b)

Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

Section 16.

Amendments; Waivers; Etc.

No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of the Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Section 17.

Notices, Etc.

All notices and other communications provided for hereunder shall be either (i) in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing addressed to the addresses specified on the signature page of this Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.  All such notices and other communications shall, when mailed, sent by courier service for next day delivery, telecopied, telexed, sent by electronic mail or otherwise, be effective when confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid.  Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

Section 18.

Continuing Security Interest; Assignments

This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full in cash of the Secured Obligations, (b) be binding upon the Grantor, its successors and assigns and (c) inure to the benefit of the Secured Party and its respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Note (including, without limitation, all or any portion of the Advances owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise subject to the terms of the Intercreditor Agreement.

Section 19.

Release; Termination

(a)  Upon any sale, lease, transfer or other disposition of any item of Collateral of the Grantor made in compliance with this Agreement, the Secured Party will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, and (ii) the Grantor shall have delivered to the Secured Party a form of release for execution by the Secured Party and a certificate of the Grantor to the effect that the transaction is in compliance with the this Agreement and as to such other matters as the Secured Party may reasonably request.

(a)

Upon the earlier of (i)  satisfaction in full of the Secured Obligations (whether by payment in cash or conversion into common stock) and (ii)  realization and application to the payment of the Secured Obligations of the amounts specified in Section 14(e), the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor.  Upon any such termination, the Secured Party will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 20.

Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

Section 21.

Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

Section 22.

Waiver of Jury Trial

The Grantor hereby knowingly, voluntarily and irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any course of conduct, course of dealing or statements (whether oral or written) or actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

Section 23.

Entire Agreement

The Agreement, the Warrant contemplated thereby, the Subordinated Convertible Note and the documents contemplated hereby and thereby, including the Termination Agreement and Mutual General Release and Intercreditor Agreement of even date constitute the entire agreement between the parties thereto with respect to the transactions contemplated thereby.  Without limiting the generality of the foregoing, the foregoing documents supersede any and all documents executed by the parties prior to the date hereof, including without limitation the Term Sheet dated January 11, 2012.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HEALTH ENHANCEMENT PRODUCTS, INC.

By

/s/ Philip M. Rice, II

Philip M. Rice, II, CFO

Address for Notices:

7 West Square Lake Rd.

 Bloomfield Hills, MI 48302

THE VENTURE GROUP LLC

By

/s/ David J. Rice

David J. Rice, Managing Member

Address for Notices:

1122 Kenilworth Drive, Suite 100

Towson, Maryland 21204

Schedule I to the

Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, PLACE WHERE AGREEMENTS ARE MAINTAINED, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Location*	Chief Executive Office*	Place Where Agreements are Maintained*	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.
			Corporation	Nevada	87-0699977

*

7 West Square Lake Rd.

 Bloomfield Hills, MI 48302

Schedule II to the

Security Agreement

LOCATION OF EQUIPMENT

Locations of Equipment:

7740 East Evans Road, Scottsdale, AZ

Schedule III to the

Security Agreement

CHANGES IN NAME, LOCATION, ETC.

Changes in the Grantor’s Name (including new grantor with a new name and names associated with all predecessors in interest of the Grantor)The Grantor was formerly known as “Western Glory Hole, Inc.”

Changes in the Grantor’s Location

Changes in the Grantor’s Chief Executive Office 7 West Square Lake Rd. Bloomfield Hills, MI 48302

Changes in the Location of Equipment

Changes in the Place Where Agreements are Maintained 7 West Square Lake Rd. Bloomfield Hills, MI 48302

Changes in the Type of Organization

Changes in the Jurisdiction of Organization

Changes in the Organizational Identification Number

Schedule IV to the

Security Agreement

INTELLECTUAL PROPERTY

I.  Patents

S&W Reference No.	Title	Country	Patent/Application Number	Status
54758.0100	Composition and Use of Phyto-percolate For Treatment of Disease	U.S.	7,807,622	Issued Patent
54758.0101	Composition and Use of Phyto-percolate For Treatment of Disease	Australia	2006320264	First Examination Report issued, response due 8/12/12
54758.0103	Composition and Use of Phyto-percolate For Treatment of Disease	Canada	2,631,773	Petition for Examination due 12/4/11
54758.0105	Composition and Use of Phyto-percolate For Treatment of Disease	European Union	6758513.3	Examination in progress, annuity due 10/31/11
54758.0110	Composition and Use of Phyto-percolate For Treatment of Disease	Japan	2008-543545	Examination in progress, annuity due 10/31/11
54758.0117	Composition and Use of Phyto-percolate For Treatment of Disease	U.S.	12/897,574	Awaiting Examination
54758.0300	Composition and Method For Affecting Cytokines and HF-κB	U.S.	12/947,684	First Office Action issued, response due 12/9/11
54758.0316	Composition and Method For Affecting Cytokines and HF-κB	PCT	PCT/US2010/056862	First Examination Report issued, national stage filing deadline of 5/16/12
54758.0400	Composition and Use of Phyto-percolate For Treatment of Disease	U.S.	12/067,735	Restriction requirement issued, response due 11/20/11
	Agents and mechanisms for treating hypercholestemia	U.S.	25713	Awaiting Examination

II.  Domain Names and Trademarks

Domain Name/Mark	Country	Mark	Reg. No.	Applic. No.	Filing Date	Issue Date

III.  Trade Names

Names
ProAlgaZyme

IV.  Copyrights

Title of Work	Country	Title	Reg. No.	Applic. No.	Filing Date	Issue Date

V.  IP Agreements

IP Agreements

Exhibit A to the

Security Agreement

FORM OF SUBORDINATED INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated January 26, 2012, is made by HEALTH ENHANCEMENT PRODUCTS, INC. (the “Grantor”) in favor of THE VENTURE GROUP LLC, as secured party (the “Secured Party”).

WHEREAS, the Grantor has entered into a Subscription Agreement, , Subordinated Convertible Note and Warrant Agreement dated as of January_, 2012 (collectively (the “Loan Documents”)with Secured Party.  Terms defined in the Loan Documents and not otherwise defined herein are used herein as defined in the Loan Documents.

WHEREAS the Secured Party, Grantor and HEP Investments, LLC have executed that certain Intercreditor Agreement of even date herewith (“Intercreditor Agreement”).

WHEREAS, as a condition to the funding of the Company’s Subordinated Convertible Preferred Note (the “Note”), the Grantor has executed and delivered that certain Security Agreement dated January 26, 2012 made by the Grantor to the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Secured Party a subordinated security interest in, among other property, certain intellectual property of the Grantor, and has agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security.  The Grantor hereby grants to the Secured Party a subordinated security interest in all of the Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)

the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii)

the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii)

all copyrights, whether registered or unregistered, now owned or hereafter acquired by the Grantor, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv)

all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto;

(v)

any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)

any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE SECURED PARTY ACKNOWLEDGES AND AGREES THAT THE SECURITY INTEREST GRANTED TO IT HEREUNDER IS SUBORDINATE IN ALL RESPECTS TO THE SECURITY INTEREST GRANTED TO HEP IN THE SECURITY AGREEMENTS DELIVERED BY GRANTOR TO HEP (“HEP SECURITY AGREEMENTS”), AND THAT ALL RIGHTS GRANTED TO THE SECURED PARTY ARE SUBJECT TO THE SECURITY INTEREST GRANTED TO HEP AND TO THE INTERECREDITOR AGREEMENT.

SECTION 2.  Security for Obligations.  The grant of a security interest in, the Collateral by the Grantor under this IP Security Agreement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.  Execution in Counterparts.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.  Grants, Rights and Remedies.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Secured Party with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein, all of which are subject to the Intercreditor Agreement.

SECTION 6.  Governing Law.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

SECTION 7.  Waiver of Jury Trial.  The Grantor hereby knowingly, voluntarily and irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this IP Security Agreement or any course of conduct, course of dealing or statements (whether oral or written) or actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HEALTH ENHANCEMENT PRODUCTS, INC.

By

/s/ Philip M. Rice, II

Name: Philip M. Rice, II, CFO

Title:

Address for Notices:

7 West Square Lake Rd.

 Bloomfield Hills, MI 48302

Exhibit B to the

Security Agreement

FORM OF SUBORDINATED INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (this “IP Security Agreement Supplement”) dated ________, ____, is made by HEALTH ENHANCEMENT PRODUCTS, INC. (the “Grantor”) in favor of THE VENTURE GROUP LLC, as secured party (the “Secured Party”).

WHEREAS, the Grantor has entered into a Subscription Agreement, Subordinated Convertible Note and Warrant Agreement dated as of January 26, 2012 (collectively, the “Loan Documents”) with the Secured Party.  Terms defined in the Loan Agreements and not otherwise defined herein are used herein as defined in the Loan Agreements.

WHEREAS, pursuant to the Loan Documents, the Grantor has executed and delivered that certain Security Agreement dated January _, 2012 made by the Grantor to the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) and that certain Subordinated Intellectual Property Security Agreement dated January 26, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”).

WHEREAS the Secured Party, Grantor and HEP Investments, LLC have executed that certain Intercreditor Agreement of even date herewith (“Intercreditor Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted to the Secured Party a subordinated security interest in the Additional Collateral (as defined in Section 1 below) of the Grantor and has agreed as a condition thereof to execute this IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1.  Grant of Security.  The Grantor hereby grants to the Secured Party a subordinated security interest in all of the Grantor’s right, title and interest in and to the following (the “Collateral”):

(i)

the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(ii)

the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii)

the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto (the “Copyrights”);

(iv)

all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of the Grantor accruing thereunder or pertaining thereto;

(v)

all any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)

any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the foregoing or arising from any of the foregoing.

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE SECURED PARTY ACKNOWLEDGES AND AGREES THAT THE SECURITY INTEREST GRANTED TO IT HEREUNDER IS SUBORDINATE IN ALL RESPECTS TO THE SECURITY INTEREST GRANTED TO HEP IN THE SECURITY AGREEMENTS DELIVERED BY GRANTOR TO HEP (“HEP SECURITY AGREEMENTS”), AND THAT ALL RIGHTS GRANTED TO THE SECURED PARTY ARE SUBJECT TO THE SECURITY INTEREST GRANTED TO HEP AND TO THE INTERECREDITOR AGREEMENT.

SECTION 2.  Supplement to Security Agreement.  Schedule IV to the Security Agreement is, effective as of the date hereof, hereby supplemented to add to such Schedule the Additional Collateral.

SECTION 3.  Security for Obligations.   The grant of a security interest in the Additional Collateral by the Grantor under this IP Security Agreement Supplement secures the payment of all Obligations of the Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4.  Recordation.  The Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer to record this IP Security Agreement Supplement.

SECTION 5.  Grants, Rights and Remedies.   This IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement.  The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Secured Party with respect to the Additional Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein , all of which are subject to the Intercreditor Agreement ..

SECTION 6.  Governing Law.  This IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

SECTION 7.  Waiver of Jury Trial.  The Grantor hereby knowingly, voluntarily and irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this IP Security Agreement Supplement or any course of conduct, course of dealing or statements (whether oral or written) or actions of the Secured Party in the negotiation, administration, performance or enforcement thereof.

SECTION 8.  IN WITNESS WHEREOF, the Grantor has caused this IP Security Agreement Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HEALTH ENHANCEMENT PRODUCTS, INC.

By:

/s/ Philip M. Rice, II

Name: Philip M. Rice, II, CFO

Address for Notices:

7 West Square Lake Rd.

 Bloomfield Hills, MI 48302